Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:

Alexis Jones

215-761-3637

Alexis.Jones@cigna.com

MEDIA CONTACT:

Jim Cohn

224-214-8781

James.Cohn@cigna.com

Cigna Reports Fourth Quarter and Full Year 2020 Results,

Expects Continued Revenue and Earnings Growth in 2021

•	Total revenues for 2020 were $160.4 billion, and adjusted revenues[1] for 2020 were $160.1 billion
•	Shareholders’ net income for 2020 was $8.5 billion, or $22.96 per share
•	Adjusted income from operations[2] for 2020 was $6.8 billion, or $18.45 per share
•	Adjusted revenues[1,3] are projected to be at least $165 billion in 2021
•	Adjusted income from operations[2,3] is projected to be at least $6.95 billion in 2021, or at least $20.00 per share[3]

BLOOMFIELD, CT, February 4, 2021 – Global health services company Cigna Corporation (NYSE: CI) today reported strong 2020 results driven by focused execution through the ongoing COVID-19 pandemic.

“I’m extremely proud of the ways in which our 70,000-plus Cigna employees delivered for our customers, our clients, our providers, our partners, and our shareholders amid the ongoing COVID-19 pandemic,” said David M. Cordani, president and chief executive officer. “Our fourth quarter results were in line with expectations, as we continued to make investments in our customers, capabilities, and co-workers — all while covering elevated COVID-related costs. As a result, we have entered 2021 with great momentum, and our health services portfolio, fueled by the launch of Evernorth, is well-positioned for sustained long-term growth.”

Total revenues for 2020 were $160.4 billion. Adjusted revenues1 were $160.1 billion and reflect strong contributions from each of Cigna's ongoing businesses.

Shareholders’ net income for 2020 of $8.5 billion, or $22.96 per share, includes an after tax gain of $3.2 billion, or $8.73 per share, from the sale of the Group Disability and Life business, and compares with $5.1 billion, or $13.44 per share, for 2019.

Cigna's adjusted income from operations2 for 2020 was $6.8 billion, or $18.45 per share, compared with $6.5 billion, or $17.05 per share, for 2019 reflecting focused execution across the ongoing businesses, led by Evernorth.

Reconciliations of total revenues to adjusted revenues1 and of shareholders’ net income to adjusted income from operations2 are provided on the following page and on Exhibit 1 of this earnings release.

2

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues1 and shareholders’ net income to adjusted income from operations2:

Consolidated Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020

Total Revenues	$41,712	$38,245	$40,955	$160,401
Net Realized Investment (Gains) Losses from Equity Method Investments[1]	(43)	(17)	(37)	(130)
Special Items[1]	—	—	(117)	(204)
Transitioning Client Contributions[1]	—	(1,690)	—	—
Adjusted Revenues[1]	$41,669	$36,538	$40,801	$160,067

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$4,135	$977	$1,388	$8,458
Net Realized Investment (Gains) Losses[2]	(169)	(90)	(64)	(244)
Amortization of Other Acquired Intangible Assets[2]	370	554	376	1,431
Special Items[2]	(3,069)	278	(82)	(2,850)
Transitioning Client Contributions[1,2]	—	(99)	—	—
Adjusted Income from Operations[2]	$1,267	$1,620	$1,618	$6,795

Shareholders’ Net Income, per share	$11.45	$2.60	$3.78	$22.96
Adjusted Income from Operations[2], per share	$3.51	$4.31	$4.41	$18.45

•	Cigna’s 2020 results reflect revenue and earnings growth in a dynamic, rapidly changing environment, driven by focused execution across the ongoing businesses, as well as actions taken to support customers, providers, and employees through the ongoing pandemic.

•	In 2020, the company repurchased 21.9 million shares of common stock for $4.1 billion. Year to date through February 3, 2021, the Company repurchased 4.2 million shares of common stock for approximately $0.9 billion.

•	The debt-to-capitalization ratio of 39.5% at December 31, 2020 represents a decrease from 45.2% at December 31, 2019 and is in line with the deleveraging target of less than 40% by year end 2020.

•	The SG&A expense ratio[4] was 8.5% for full year 2020, a decrease from 9.3% for full year 2019, driven by significant revenue growth, continued expense efficiency, and the realization of administrative synergies.

3

CUSTOMER RELATIONSHIPS

The following table summarizes Cigna’s medical customers and overall customer relationships:

Customer Relationships (in thousands):

	As of the Periods Ended
	December 31,		September 30,
	2020	2019	2020

Total Customer Relationships, ex Group Disability and Life	175,709	156,360	173,802
Total Customer Relationships	175,709	171,760	189,702

Total Pharmacy Customers[5]	89,184	75,903	86,604

U.S. Commercial[6]	13,626	14,187	13,901
U.S. Government[6]	1,387	1,361	1,413
International Markets	1,660	1,597	1,668
Total Medical Customers[5]	16,673	17,145	16,982

Behavioral Care	36,908	30,361	37,236
Dental	17,542	17,231	17,671
Medicare Part D	3,291	3,276	3,296
International Markets Supplemental Policies[5,7]	12,111	12,444	12,013
Group Disability and Life Covered Lives[5]	—	15,400	15,900

•	The pharmacy customer base[5] at the end of 2020 grew to 89.2 million, an organic increase of 13.2 million from year end 2019, driven by strong new health plan sales.

•	The total medical customer base[5] at the end of 2020 was 16.7 million, a decrease of 472,000 customers from year end 2019, reflecting increased disenrollment resulting from the economic impacts of the COVID-19 pandemic, and in the fourth quarter, the loss of approximately 240,000 customers associated with one client, as expected. These declines were partially offset by growth in the Select segment and Medicare Advantage.

4

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income (loss) from operations2 to shareholders’ net income.

Evernorth6

This segment includes a broad range of coordinated and point solution health services, including pharmacy services, benefits management, care solutions and data and analytics, which are provided to health plans, employers, government organizations, and health care providers.

Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020

Adjusted Revenues[1]	$30,533	$25,570	$29,827	$116,130
Adjusted Income from Operations, Pre-Tax[2]	$1,589	$1,537	$1,443	$5,363
Adjusted Margin, Pre-Tax[8]	5.2%	6.0%	4.8%	4.6%

•	Fourth quarter 2020 adjusted revenues[1] increased 19% relative to fourth quarter 2019 driven by the insourcing of U.S. Medical pharmacy volumes and strong organic growth, including growth in retail network and specialty pharmacy services.

•	Fourth quarter 2020 adjusted income from operations, pre-tax[2] increased 3% relative to fourth quarter 2019, reflecting customer growth, higher adjusted pharmacy scripts volumes, benefits from the effective management of the supply chain, and continued strong performance in specialty pharmacy services, partially offset by increased operating expenses to support growth.

•	Evernorth fulfilled 388 million adjusted pharmacy scripts[9] in fourth quarter 2020, an increase of 19% over fourth quarter 2019 driven by the insourcing of U.S. Medical pharmacy volumes and strong organic growth.

5

U.S. Medical6

This segment includes Cigna’s U.S. Commercial and U.S. Government businesses that provide comprehensive medical and coordinated solutions to clients and customers. U.S. Commercial products and services include medical, pharmacy, behavioral health, dental, vision, health advocacy programs and other products and services for insured and self-insured customers. U.S. Government solutions include Medicare Advantage, Medicare Supplement, and Medicare Part D plans for seniors, Medicaid plans, and individual health insurance plans both on and off the public exchanges.

Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020

Adjusted Revenues[1]	$9,725	$9,208	$9,629	$38,451
Adjusted Income from Operations, Pre-Tax[2]	$328	$718	$757	$3,807
Adjusted Margin, Pre-Tax[8]	3.4%	7.8%	7.9%	9.9%

•	Fourth quarter 2020 adjusted revenues[1] grew 6% over fourth quarter 2019, reflecting customer growth in Medicare Advantage and the Select Segment, as well as premium increases.

•	Fourth quarter 2020 adjusted income from operations, pre-tax² and adjusted margin, pre-tax[8] decreased relative to fourth quarter 2019 reflecting COVID-19 related impacts and the return of the health insurance tax. COVID-19 related impacts include the direct costs of COVID-19 testing and treatment, the costs of proactive actions taken to support customers, providers, and employees, and decreased specialty contributions, partially offset by a reduction in non-COVID utilization.

•	The medical care ratio[4] (“MCR”) of 79.4% for full year 2020 compares to 80.8% for full year 2019 and reflects a reduction in non-COVID utilization and the pricing effect of the health insurance tax, partially offset by direct COVID-19 costs and the costs of actions we have taken to support customers. The fourth quarter 2020 MCR of 85.8% increased relative to the fourth quarter 2019 MCR of 82.3% due to COVID-19 related impacts, partially offset by the pricing effect of the health insurance tax.

•	U.S. Medical net medical costs payable[10] was $2.96 billion at December 31, 2020, $2.97 billion at September 30, 2020, and $2.59 billion at December 31, 2019. Favorable prior year reserve development on a gross pre-tax basis was $115 million and $165 million through full year 2020 and 2019, respectively.

6

International Markets

This segment includes supplemental health, life and accident insurance products and health care coverage in Cigna’s international markets, as well as health care benefits for globally mobile individuals and employees of multinational organizations.

Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020

Adjusted Revenues[1,7]	$1,535	$1,430	$1,440	$5,877
Adjusted Income from Operations, Pre-Tax[2]	$91	$155	$208	$900
Adjusted Margin, Pre-Tax[8]	5.9%	10.8%	14.4%	15.3%

•	Fourth quarter 2020 adjusted revenues[1,7] grew 7% over fourth quarter 2019, reflecting continued business growth.

•	Fourth quarter 2020 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[8] decreased relative to fourth quarter 2019 reflecting the costs of actions taken to support customers and employees, and investments in the business for future growth.

7

Group Disability and Other Operations6

This segment includes Cigna’s Group Disability and Life business which offers group long-term and short-term disability, and group life, accident, voluntary and specialty insurance products and services. Additionally, this segment includes Corporate Owned Life Insurance (“COLI”) and the Company’s run-off operations.

Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020

Adjusted Revenues[1]	$1,283	$1,293	$1,314	$5,264
Adjusted Income from Operations, Pre-Tax[2]	$11	$125	$70	$290
Adjusted Margin, Pre-Tax[8]	0.9%	9.7%	5.3%	5.5%

•	Fourth quarter 2020 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[8] decreased relative to fourth quarter 2019 reflecting elevated life claims primarily related to the COVID-19 pandemic and unfavorable disability claims.

•	On December 31, 2020, Cigna completed the sale of its Group Disability and Life business to New York Life for $6.2 billion.

Corporate

Corporate reflects interest expense, as well as amounts not allocated to operating segments and includes intersegment eliminations.

Financial Results (dollars in millions):
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020

Adjusted (Loss) from Operations, Pre-Tax[2]	$(381)	$(439)	$(366)	$(1,552)

•	Fourth quarter 2020 adjusted loss from operations, pre-tax[2] decreased relative to fourth quarter 2019 as a result of lower interest expense due to a lower level of outstanding debt.

8

2021 OUTLOOK

Cigna's outlook for full year 2021 adjusted revenues1,3 is projected to be at least $165 billion. Cigna’s outlook for full year 2021 consolidated adjusted income from operations2,3 is at least $6.95 billion, or at least $20.00 per share. This outlook includes approximately $1.25 per share in net unfavorable impacts of COVID-19. Additionally, this outlook includes the impact of future share repurchases and anticipated 2021 dividends.

(dollars in millions, except where noted and per share amounts)
2021 Consolidated Metrics	Projection for Full Year Ending December 31, 2021
Adjusted Revenues[1,3]	at least $165,000
Adjusted Income from Operations[2,3]	at least $6,950
Adjusted Income from Operations, per share[2,3]	at least $20.00
SG&A Expense Ratio[3,4]	7.5% to 8.0%
Adjusted Tax Rate[3,11]	22.5% to 23.5%
Interest Expense	~$1,300
Adjusted Margin, After-Tax[3,8]	~4.2%
Cash Flow from Operations[3]	at least $7,500
Capital Expenditures[3]	~$1,000
Shareholder Dividends[3]	~$1,400
Weighted Average Shares Outstanding (millions)[3]	346 to 349

2021 Evernorth Metrics
Adjusted Income from Operations, Pre-Tax[2,3]	at least $5,600
Adjusted Pharmacy Scripts[3,9]	at least 1.55 billion

2021 U.S. Medical Metrics
Adjusted Income from Operations, Pre-Tax[2,3]	at least $3,800
Medical Care Ratio[4]	81.0% to 82.0%

Total Medical Customer Growth (lives)[5]	at least 325,000

9

The foregoing statements represent the Company’s current estimates of Cigna's 2021 consolidated and segment adjusted income from operations2,3 and other key metrics as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (https://www.cigna.com/aboutcigna/investors). Management will be hosting a conference call to review full year 2020 results and discuss full year 2021 outlook beginning today at 8:30 a.m. ET. A link to the conference call is available in the Investor Relations section of Cigna's website located at https://www.cigna.com/aboutcigna/investors/events/index.page.

The call-in numbers for the conference call are as follows:

Live Call

(800) 857-1657 (Domestic)

(773) 799-3811 (International)

Passcode: 242021

Replay

(866) 451-8962 (Domestic)

(203) 369-1203 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to improving the health, well-being and peace of mind of those we serve. Cigna delivers choice, predictability, affordability and access to quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Connecticut General Life Insurance Company, Evernorth companies or their affiliates, and Express Scripts companies or their affiliates. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products.

Cigna maintains sales capability in over 30 countries and jurisdictions, and has more than 175 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

Notes:

1.	At the consolidated level, the measure “adjusted revenues” is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, “total revenues.” Cigna defines adjusted revenues as total revenues excluding net realized investment results from equity method investments and special items. Special items are identified in Exhibit 1 of this earnings release. For periods prior to 2020, Cigna also excludes revenue contributions from transitioning pharmacy benefit management clients, Anthem Inc. and Coventry Health Care, Inc. (the “transitioning clients”). Cigna excludes these items from this measure because they are not indicative of past or future underlying performance of the business. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

10

2.	Adjusted income (loss) from operations is defined as shareholders’ net income (loss) excluding the following adjustments: net realized investment results, amortization of acquired intangible assets, and special items. For periods prior to 2020, Cigna also excludes earnings contributions from transitioning clients. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results.

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This consolidated measure is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

3.	Certain adjusted metrics presented for 2019 exclude contributions from transitioning clients. As previously disclosed, beginning in 2020, Cigna no longer excludes contributions from transitioning clients from its adjusted metrics, as the transition for those clients was substantially complete as of December 31, 2019.

Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss) or adjusted revenues to total revenues on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond Cigna’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook excludes the potential effects of any business combinations that may occur after the date of this earnings release. The Company’s outlook includes the potential effects of future share repurchases and anticipated 2021 dividends.

On January 6, 2021, Cigna announced that its Board of Directors had instituted a quarterly cash dividend and declared the first quarterly cash dividend of $1.00 per share of common stock to be paid on March 25, 2021 to shareholders of record as of the close of trading on March 10, 2021. Cigna currently intends to pay regular quarterly dividends, with future declarations subject to approval by its Board of Directors and the Board’s determination that the declaration of dividends remains in the best interests of Cigna and its shareholders. The decision of whether to pay future dividends and the amount of any such dividends will be based on the Company’s financial position, results of operations, cash flows, capital requirements, the requirements of applicable law and any other factors the Board of Directors may deem relevant.

The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternate uses of capital. The share repurchase program may be effected through open market purchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including through Rule 10b5-1 trading plans, or privately negotiated transactions. The program may be suspended or discontinued at any time.

11

4.	Operating ratios are defined as follows:
•	Medical care ratio represents medical costs as a percentage of premiums for all U.S. commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements, as well as Medicare Advantage, Medicare Part D, Medicare Supplement, Medicaid, and individual on and off-exchange products, within Cigna’s U.S. Medical segment.
•	SG&A expense ratio represents enterprise selling, general and administrative expenses excluding special items and, prior to 2020, expenses from transitioning clients, as a percentage of adjusted revenue at a consolidated level.

5.	Customer relationships are defined as follows:
•	Total medical customers includes individuals in Cigna’s U.S. Medical and International Markets segments who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.
•	Pharmacy customer relationships for periods prior to 2020 excludes transitioning clients.
•	International Markets medical customers excludes medical customers served by less than 100% owned subsidiaries.
•	International Markets supplemental policies exclude International Markets medical customers included in total medical customers.
•	Group Disability and Life covered lives are estimated.

6.	As of the third quarter 2020, the segment previously reported as “Health Services” is reported as “Evernorth”, and the segment previously reported as “Integrated Medical” is reported as “U.S. Medical”. Additionally, U.S. Medical’s two operating segments previously reported as “Commercial” and “Government” are now reported as “U.S. Commercial” and “U.S. Government”. There are no changes to the underlying businesses reported in any of these segments.

Beginning first quarter 2021, in our earnings release and quarterly financial supplement the “Group Disability and Other” segment will be combined with “Corporate” and called “Corporate and Other Operations”. This change to simplify reporting was enabled by the sale of the Group Disability and Life business.

7.	Cigna owns a 50% non-controlling interest in its China joint venture. Cigna's 50% share of the joint venture’s earnings is reported in Fees and Other Revenues using the equity method of accounting under GAAP. As such, the adjusted revenues and policy counts for the International Markets segment do not include the China joint venture.

8.	Adjusted margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

Adjusted margin, after-tax, is calculated by dividing consolidated adjusted income (loss) from operations by consolidated adjusted revenues. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results.

9.	For Evernorth adjusted pharmacy scripts, non-specialty network scripts filled through 90-day programs and home delivery scripts are multiplied by three. All other network and specialty scripts are counted as one script.

12

10.	Medical costs payable within the U.S. Medical segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $3.18 billion as of December 31, 2020, $3.20 billion as of September 30, 2020, and $2.89 billion as of December 31, 2019.

11.	The measure “adjusted tax rate” is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “consolidated effective tax rate”. We define adjusted tax rate as the consolidated income tax rate applicable to the Company’s pre-tax income excluding net realized investment results, amortization of acquired intangible assets, special items, and transitioning clients. Management is not able to provide a reconciliation to the consolidated effective tax rate on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof include (i) future net realized investment results and (ii) future special items.

13

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected adjusted income from operations outlook for 2021 on a consolidated per share, and segment basis; projected adjusted revenue outlook for 2021; projected total medical customer growth over year end 2020; projected adjusted pharmacy scripts for 2021; projected medical care and SG&A expense ratios; projected consolidated adjusted tax rate; projected interest expense; projected adjusted margin; projected cash flow from operations; projected capital expenditures; future dividends; projected weighted average shares outstanding; future financial or operating performance, including our ability to deliver affordable, personalized and innovative solutions for our customers and clients, including in light of the challenges presented by the COVID-19 pandemic; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; strategic transactions; and other statements regarding Cigna's future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our strategic and operational initiatives; our ability to adapt to changes in an evolving and rapidly changing industry; the scale, scope and duration of the COVID-19 pandemic and its potential impact on our business, operating results, cash flows or financial condition, our ability to compete effectively, differentiate our products and services from those of our competitors and maintain or increase market share; price competition and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with physicians, hospitals, other health service providers and with producers and consultants; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing or industry pricing benchmarks; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations; risks related to strategic transactions and realization of the expected benefits of such transactions, as well as integration difficulties or underperformance relative to expectations; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of a potential cyberattack or other privacy or data security incident; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; uncertainties surrounding participation in government-sponsored programs such as Medicare; the outcome of litigation, regulatory audits, investigations; compliance with applicable privacy, security and data laws, regulations and standards; potential failure of our prevention, detection and control systems; unfavorable economic and market conditions, stock market or interest rate declines, risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our significant indebtedness and the potential for further indebtedness in the future; unfavorable industry, economic or political conditions; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K, as supplemented by our Form 10-Q for the quarter ended March 31, 2020, and subsequent reports on Forms 10-K, 10-Q and 8-K available through the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION					Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2020	2019	2020	2019	2020
REVENUES
Pharmacy revenues	$28,305	$25,645	$107,769	$103,099	$27,802
Premiums	10,699	10,005	42,627	39,714	10,682
Fees and other revenues	2,337	2,240	8,761	9,363	2,174
Net investment income	371	355	1,244	1,390	297
Total Revenues	41,712	38,245	160,401	153,566	40,955
Revenue contributions from transitioning clients	—	(1,690)	—	(13,347)	—
Net realized investment results from certain equity method investments	(43)	(17)	(130)	(44)	(37)
Special item related to contractual adjustment for a former client	—	—	(204)	—	(117)
Adjusted revenues (1)	$41,669	$36,538	$160,067	$140,175	$40,801
SHAREHOLDERS’ NET INCOME
Shareholders' net income	$4,135	$977	$8,458	$5,104	$1,388
After-tax adjustments to reconcile adjusted income from operations
Net realized investment (gains) losses	(169)	(90)	(244)	(190)	(64)
Amortization of acquired intangible assets	370	554	1,431	2,248	376
Adjustment for transitioning clients	—	(99)	—	(1,316)	—
Special Items
Integration and transaction-related costs	148	116	404	427	83
Debt extinguishment costs	—	—	151	—	—
Charge for organizational efficiency plan	—	162	24	162	—
Charges associated with litigation matters	—	—	19	41	—
Risk corridors recovery	—	—	(76)	—	(76)
Contractual adjustment for a former client	—	—	(155)	—	(89)
(Gain) on sale of business	(3,217)	—	(3,217)	—	—
Adjusted income from operations	$1,267	$1,620	$6,795	$6,476	$1,618
Pre-tax adjusted income (loss) from operations by segment
Evernorth	$1,589	$1,537	$5,363	$5,092	$1,443
U.S. Medical	328	718	3,807	3,831	757
International Markets	91	155	900	762	208
Group Disability and Other	11	125	290	501	70
Corporate	(381)	(439)	(1,552)	(1,824)	(366)
Consolidated pre-tax adjusted income from operations	1,638	2,096	8,808	8,362	2,112
Adjusted income tax expense	(371)	(476)	(2,013)	(1,886)	(494)
Consolidated after-tax adjusted income from operations	$1,267	$1,620	$6,795	$6,476	$1,618
DILUTED EARNINGS PER SHARE
Shareholders’ net income	$11.45	$2.60	$22.96	$13.44	$3.78
After-tax adjustments to reconcile to adjusted income from operations
Net realized investment (gains) losses	(0.47)	(0.24)	(0.66)	(0.50)	(0.17)
Amortization of acquired intangible assets	1.03	1.47	3.88	5.92	1.02
Adjustment for transitioning clients	—	(0.26)	—	(3.46)	—
Special items
Integration and transaction-related costs	0.41	0.31	1.10	1.11	0.23
Debt extinguishment costs	—	—	0.41	—	—
Charge for organizational efficiency plan	—	0.43	0.07	0.43	—
Charges associated with litigation matters	—	—	0.05	0.11	—
Risk corridors recovery	—	—	(0.21)	—	(0.21)
Contractual adjustment for a former client	—	—	(0.42)	—	(0.24)
(Gain) on sale of business	(8.91)	—	(8.73)	—	—
Adjusted income from operations(2)	$3.51	$4.31	$18.45	$17.05	$4.41
Weighted average shares (in thousands)	361,115	376,045	368,389	379,817	367,190
Common shares outstanding (in thousands)			354,771	372,531	362,403
SHAREHOLDERS' EQUITY at December 31,			$50,321	$45,338
SHAREHOLDERS' EQUITY PER SHARE at December 31,			$141.84	$121.70

(1) Adjusted revenues is defined as total revenues excluding the following adjustments: special items and Cigna's share of certain realized investment results of its joint ventures reported using the equity method. For periods prior to 2020, we also excluded revenue contributions from transitioning clients. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results, amortization of acquired intangible assets and special items. For periods prior to 2020, we also excluded earnings contributions from transitioning clients.